Principal National Life Insurance Company
Board Resolution #00066 (passed November 28, 2007)

WHEREAS, Principal National Life Insurance Company intends to issue individual variable life insurance policies for which a variable life separate account must be established;

WHEREAS, payments under these variable life policies may be allocated by policyowners to one or more investment alternatives;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby created and established a separate account, to be known as the Variable Life Separate Account, for the receipt of payments under variable life insurance policies to be issued by the Company.

BE IT FURTHER RESOLVED, that there are hereby established, for the purpose of providing investment alternatives for variable life policyowners, separate divisions within the Variable Life Separate Account, each division holding shares of separate registered mutual funds. All income and expenses and all gains or losses, whether or not realized, experienced with respect to assets for policies participating in a division of the Variable Life Separate
Account shall be credited to or charged against those assets, unaffected by income and expenses or gains or losses experienced with respect to assets for any other division of the Variable Life Separate Account, or any other separate account, or the general account of the Company.

BE IT FURTHER RESOLVED, that the appropriate officers of the Company as shall be designated by the President or Chief Executive Officer shall determine the number and identity of the divisions within the Variable Life Separate
Account.

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, as shall be designated by the President or Chief Executive Officer are hereby authorized and directed to prepare, execute and file with the Securities and
Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such variable life insurance contracts.

BE IT FURTHER RESOLVED, that the officers so designated are hereby authorized if necessary to prepare, execute and file with the Securities and Exchange
Commission in accordance with the provisions of the Investment Company Act of
1940, as amended, a registration statement or statements, and such amendments thereto as may be necessary or appropriate, relating to such unit investment trust or trusts.

BE IT FURTHER RESOLVED, that the officers so designated are hereby authorized to take such further action as in their judgment may be necessary or desirable to effect the registration of such variable life insurance contracts and of such unit investment trust or trusts.